UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/09/2008

RASER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32661

DELAWARE	87-0638510
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5152 North Edgewood Drive, Suite 375
Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 765-1200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Pursuant to the Sourcing and Development Agreement (the "Sourcing and Development Agreement"), dated as of April 6, 2007, between Raser Technologies, Inc. (the "Company") and UTC Power Corporation ("UTCP"), the Company entered into a Purchase Contract, dated April 3, 2008, with UTCP (the "Purchase Contract"). The Sourcing and Development Agreement was previously described in the Company's Current Report on Form 8-K that was filed on April 12, 2007.

In connection with the Purchase Contract, the Company agreed to purchase from UTCP additional PureCycle geothermal heat-to-electricity power systems (the "Current Generation Systems") for use in geothermal power plants that the Company is seeking to develop. The Company made an initial payment to UTCP of approximately $5,007,750 pursuant to the Purchase Contract. The Company is obligated to pay an additional $28,377,250 over the term of the Purchase Contract. If the Company fails to perform its obligations under the Purchase Contract, the Company is obligated to pay to UTCP liquidated damages in the amount of $10,000 for each Current Generation System that the Company either fails to accept or pay in full.

        The above description of the Purchase Contract is qualified in its entirety by reference to the terms of the Purchase Contract, attached hereto as Exhibits 10.1 and incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 3, 2008, the Compensation Committee of the Company's Board of Directors awarded Brent Cook, the Company's Chief Executive Officer, options to purchase 100,000 shares of the Company's common stock at an exercise price of $9.11 per share, which was the last quoted sales price of the Company's common stock on April 3, 2008. The options will vest with respect to 5,000 shares per quarter over the next five years. The fair value of the equity-based compensation to be recognized over the requisite service period of five years totals $722,500. The Compensation Committee also approved an increase in Mr. Cook's annual salary from $220,000 to $250,000, retroactively effective on February 1, 2008.

Item 9.01.    Financial Statements and Exhibits

10.1**   Purchase Contract, dated April 3, 2008, between UTC Power Corporation and Raser Technologies, Inc.

** Confidential treatement has been requested for portions of this exhibit.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: April 09, 2008	By:	/s/ Brent M. Cook
Brent M. Cook
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-10.1